EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of MFRI, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint DAVID UNGER, BRADLEY E. MAUTNER AND MICHAEL D. BENNETT with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the MFRI, Inc. 2004 Stock Incentive Plan and 2009 Non-Employee Directors Stock Option Plan, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof. Validity of this Power of Attorney will not be affected by failure to acknowledge, witness or seal it.

This Power of Attorney may be executed in two or more counterparts, each of which shall be original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 13th day of June, 2012.

/s/ David Unger David Unger, Director, Chairman of the Board of Directors, and Chief Executive Officer (Principal Executive Officer)	/s/ Dennis Kessler Dennis Kessler, Director
/s/ Bradley E. Mautner Bradley E. Mautner, Director, President and Chief Operating Officer	/s/ Arnold F. Brookstone Arnold F. Brookstone, Director
/s/ Michael D. Bennett Michael D. Bennett, Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	/s/ Eugene Miller Eugene Miller, Director
/s/ Stephen B. Schwartz Stephen B. Schwartz, Director

/s/ Michael J. Gade Michael J. Gade, Director

/s/ Mark A. Zorko Mark A. Zorko, Director